Exhibit 15.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-11848 and 333-138200 on Form F-3 of our report dated April 29, 2012 (except for Note 23, as to which the date is August 29, 2012), relating to the financial statements of G. Willi-Food International Ltd. appearing in this Annual Report on Form 20-F/A of G. Willi-Food International Ltd. for the year ended December 31, 2011.

Brightman Almagor Zohar & Co.
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel
August 30, 2012